UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Commission file number 0-22874

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2579683 (IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California 95131

(Address of principal executive offices including zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On October 27, 2003, JDS Uniphase Corporation (the “Company”) agreed to sell $400 million in aggregate principal amount of its Zero Coupon Senior Convertible Notes in a private, unregistered offering. The Company has issued two press releases regarding the transaction, which are included as Exhibits 99.1 and 99.2 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 27, 2003
99.2	Press Release dated October 27, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JDS Uniphase Corporation
By:	/s/ Christopher S. Dewees

Christopher S. Dewees
Senior Vice President and General Counsel

Date: October 28, 2003

Exhibit Index
Exhibit Number	Description
99.1	Press Release dated October 27, 2003
99.2	Press Release dated October 27, 2003